Exhibit 99.1

Concentrix Reports Second Quarter 2024 Results
–Exceeds revenue expectations and raises full year 2024 revenue guidance reflecting solid demand for the Company’s differentiated technology and service offerings
–Generates over $200 million of adjusted free cash flow in the quarter and confirms adjusted free cash flow outlook for the year
–Returns $60 million to shareholders in the second quarter through share repurchases and dividends
–Reiterates its commitment to share repurchases, dividends and debt reduction in 2024

Newark, Calif., June 26, 2024 – Concentrix Corporation (NASDAQ: CNXC), a global technology and services leader, today announced financial results for the fiscal second quarter ended May 31, 2024.

	Three Months Ended
	May 31, 2024	May 31, 2023	Change
Revenue ($M)	$2,380.7	$1,614.7	47.4%
Operating income ($M)	$150.2	$162.6	(7.6)%
Non-GAAP operating income ($M) (1)	$321.1	$220.6	45.6%
Operating margin	6.3%	10.1%	-380 bps
Non-GAAP operating margin (1)	13.5%	13.7%	-20 bps
Net income ($M)	$66.8	$78.9	(15.3)%
Non-GAAP net income ($M) (1), (2)	$183.1	$137.6	33.1%
Adjusted EBITDA ($M) (1)	$379.6	$258.8	46.7%
Adjusted EBITDA margin (1)	15.9%	16.0%	-10 bps
Diluted earnings per common share	$0.98	$1.51	(35.1)%
Non-GAAP diluted earnings per common share (1), (2)	$2.69	$2.63	2.3%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) As described in the non-GAAP reconciliations included in the accompanying financial tables, the reported amounts for non-GAAP net income and non-GAAP EPS for all periods include adjustments to exclude foreign currency losses (gains), net, which were not adjusted in similar non-GAAP measures previously reported.

Second Quarter Fiscal 2024 Highlights:
•Revenue of $2,380.7 million, an increase of 47.4% year-on-year compared to revenue of $1,614.7 million in the prior year second quarter. The Company grew revenue 4.0% year-on-year on a pro forma constant currency basis.
•Operating income of $150.2 million, or 6.3% of revenue, compared to $162.6 million, or 10.1% of revenue, in the prior year second quarter, a reduction year-on-year primarily due to increased amortization of intangibles and planned integration expenses associated with the Company's combination with Webhelp, which closed in the fourth quarter of 2023.
•Non-GAAP operating income of $321.1 million, or 13.5% of revenue, compared to $220.6 million, or 13.7% of revenue in the prior year second quarter.

•Adjusted EBITDA of $379.6 million, or 15.9% of revenue, compared with $258.8 million, or 16.0% of revenue in the prior year second quarter.
•Cash flow from operations was $238.3 million in the quarter. Adjusted free cash flow was $201.9 million in the quarter.
•Diluted earnings per common share (“EPS”) was $0.98 compared to $1.51 in the prior year second quarter. The decrease was primarily due to increased amortization of intangibles and planned integration expenses associated with the Company's combination with Webhelp, which closed in the fourth quarter of 2023.
•Non-GAAP diluted EPS was $2.69 compared to $2.63 in the prior year second quarter.

“Our second quarter marked yet another quarter of above-market revenue growth, indicating the strength of our differentiated technology and services offerings. Our pipeline of AI and technology-led solutions remains solid, our Webhelp integration is on track, and we continue to see a stable demand environment,” said Chris Caldwell, President and CEO of Concentrix. “With this positive momentum we are increasing our revenue guidance and reaffirming our outlook for adjusted free cash flow for 2024, while accelerating our investments in our technology to extend our value to our clients and increase market share.”

Quarterly Dividend and Share Repurchase Program:
•The Company paid a $0.3025 per share quarterly dividend on May 7, 2024. The Company’s Board of Directors has declared a quarterly dividend of $0.3025 per share payable on August 6, 2024, to shareholders of record at the close of business on July 26, 2024.
•The Company repurchased 0.7 million shares in the second quarter at a cost of $40.3 million under its previously announced share repurchase program at an average cost of $61.12 per share. At May 31, 2024, the Company’s remaining share repurchase authorization was $227.2 million.

Business Outlook
The following statements are based on the Company’s current expectations for the third quarter of fiscal 2024 and the full year fiscal 2024. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation, and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

Third Quarter Fiscal 2024 Expectations:
•Third quarter reported revenue of $2.350 billion to $2.400 billion. Based on current exchange rates, these expectations assume an approximately 205-basis point negative impact of foreign exchange rates compared with the prior year period. The guidance implies pro forma constant currency revenue growth for the third quarter of 1.5% to 3.5%.
•Operating income of $172 million to $181 million and non-GAAP operating income of $330 million to $350 million.
•Non-GAAP EPS of $2.76 to $3.04, assuming approximately 64.8 million diluted common shares outstanding and approximately 4% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25% to 26%.

Full Year Fiscal 2024 Expectations:
•Full year reported revenue of $9.580 billion to $9.675 billion. Based on current exchange rates, the expectations assume an approximately 150-basis point negative impact of foreign exchange rates compared with the prior year. The guidance implies pro forma constant currency revenue growth for the full year of 2.5% to 3.5%.
•Operating income of $696 million to $724 million and non-GAAP operating income of $1,350 million to $1,400 million.

•Non-GAAP EPS of $11.40 to $12.07, assuming approximately 65.1 million diluted common shares outstanding and approximately 4% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25% to 25.5%.

The Company also confirmed its outlook for adjusted free cash flow of $700 million for fiscal 2024 and expects to repurchase approximately $60 million of its common stock over the final two quarters of the year for total share repurchases of $120 million for fiscal 2024.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measures cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

The Company believes that a quantitative reconciliation of the adjusted free cash flow outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to uncertainty related to the future changes in the Company’s factoring program and related timing of those changes. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its second quarter fiscal 2024 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About us: Experience the power of Concentrix
Concentrix Corporation (NASDAQ: CNXC), a Fortune 500® company, is the global technology and services leader that powers the world’s best brands, today and into the future. We’re human-centered, tech-powered, intelligence-fueled. Every day, we design, build, and run fully integrated, end-to-end solutions at speed and scale across the entire enterprise, helping over 2,000 clients solve their toughest business challenges. Whether it’s designing game-changing brand experiences, building and scaling secure AI technologies, or running digital operations that deliver global consistency with a local touch, we have it covered. At the heart of everything we do lies a commitment to transforming the way companies connect, interact, and grow. We’re here to redefine what success means, delivering outcomes unimagined across every major vertical in 70+ markets. Virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Pro forma constant currency revenue growth, which is constant currency revenue growth measured against the Company’s combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net.
•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted free cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS excludes net income attributable to participating securities and the related per share, tax-effected impact of adjustments to net income described above reflect only those amounts that are attributable to common shareholders.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, cash flows, and effective tax rate, future growth and success, investments, share repurchase activity, capital allocation, debt repayment, business strategy, foreign currency exchange rate fluctuations, sales pipeline, and statements that include words such as believe, expect, may, will, provide, could, should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the combination with Webhelp, or that such benefits may take longer to realize than expected; risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflicts in Ukraine and Gaza; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of generative artificial intelligence; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the inability to execute on the Company’s strategy; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for CX solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations or regulatory guidance; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for the Company’s business; increases in the cost of labor; the inability to successfully identify, complete, and integrate strategic acquisitions or investments; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2024 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

From Fortune ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 500 are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of Concentrix.

Investor Contact:
Sara Buda
Investor Relations
Concentrix Corporation
sara.buda@concentrix.com
(617) 331-0955

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	May 31, 2024	November 30, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$207,340	$295,336
Accounts receivable, net	1,871,560	1,888,890
Other current assets	637,284	674,423
Total current assets	2,716,184	2,858,649
Property and equipment, net	727,654	748,691
Goodwill	5,026,032	5,078,668
Intangible assets, net	2,564,317	2,804,965
Deferred tax assets	112,043	72,333
Other assets	932,581	928,521
Total assets	$12,078,811	$12,491,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$201,525	$243,565
Current portion of long-term debt	1,590	2,313
Accrued compensation and benefits	589,154	731,172
Other accrued liabilities	935,537	1,016,406
Income taxes payable	38,517	80,583
Total current liabilities	1,766,323	2,074,039
Long-term debt, net	4,923,879	4,939,712
Other long-term liabilities	918,898	920,536
Deferred tax liabilities	386,288	414,246
Total liabilities	7,995,388	8,348,533
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of May 31, 2024 and November 30, 2023, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 68,007 and 67,883 shares issued as of May 31, 2024 and November 30, 2023, respectively, and 64,933 and 65,734 shares outstanding as of May 31, 2024 and November 30, 2023, respectively	7	7
Additional paid-in capital	3,627,559	3,582,521
Treasury stock, 3,074 and 2,149 shares as of May 31, 2024 and November 30, 2023, respectively	(336,486)	(271,968)
Retained earnings	1,102,438	1,024,461
Accumulated other comprehensive loss	(310,095)	(191,727)
Total stockholders’ equity	4,083,423	4,143,294
Total liabilities and stockholders’ equity	$12,078,811	$12,491,827

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	May 31, 2024	May 31, 2023	% Change	May 31, 2024	May 31, 2023	% Change
Revenue
Technology and consumer electronics	$658,268	$504,204	31%	$1,323,370	$1,020,812	30%
Retail, travel and ecommerce	568,081	307,952	84%	1,151,793	613,456	88%
Communications and media	381,253	257,794	48%	761,418	514,781	48%
Banking, financial services and insurance	377,723	261,964	44%	743,145	521,617	42%
Healthcare	176,673	164,708	7%	367,762	342,532	7%
Other	218,718	118,084	85%	435,976	237,912	83%
Total revenue	$2,380,716	$1,614,706	47%	$4,783,464	$3,251,110	47%
Cost of revenue	1,523,147	1,034,481	47%	3,069,366	2,089,724	47%
Gross profit	857,569	580,225	48%	1,714,098	1,161,386	48%
Selling, general and administrative expenses	707,399	417,659	69%	1,415,489	842,773	68%
Operating income	150,170	162,566	(8)%	298,609	318,613	(6)%
Interest expense and finance charges, net	82,457	47,213	75%	164,896	81,203	103%
Other expense (income), net	(19,415)	9,383	(307)%	(26,239)	13,097	(300)%
Income before income taxes	87,128	105,970	(18)%	159,952	224,313	(29)%
Provision for income taxes	20,294	27,120	(25)%	41,016	57,593	(29)%
Net income	$66,834	$78,850	(15)%	$118,936	$166,720	(29)%

Earnings per common share:
Basic	$0.98	$1.51		$1.75	$3.20
Diluted	$0.98	$1.51		$1.74	$3.18
Weighted-average common shares outstanding:
Basic	65,270	51,181		65,466	51,165
Diluted	65,332	51,392		65,570	51,457

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended	Six Months Ended
	May 31, 2024	May 31, 2024
Revenue	$2,380,716	$4,783,464
Pro forma revenue growth	1.8%	1.8%
Foreign exchange impact	2.2%	1.6%
Pro forma constant currency revenue growth	4.0%	3.4%

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Operating income	$150,170	$162,566	$298,609	$318,613
Acquisition-related and integration expenses	30,906	7,433	61,079	12,976
Step-up depreciation	2,482	—	4,983	—
Amortization of intangibles	115,969	39,426	232,271	78,686
Share-based compensation	21,618	11,189	43,264	27,943
Non-GAAP operating income	$321,145	$220,614	$640,206	$438,218

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Net income	$66,834	$78,850	$118,936	$166,720
Interest expense and finance charges, net	82,457	47,213	164,896	81,203
Provision for income taxes	20,294	27,120	41,016	57,593
Other expense (income), net	(19,415)	9,383	(26,239)	13,097
Acquisition-related and integration expenses	30,906	7,433	61,079	12,976
Step-up depreciation	2,482	—	4,983	—
Amortization of intangibles	115,969	39,426	232,271	78,686
Share-based compensation	21,618	11,189	43,264	27,943
Depreciation (exclusive of step-up depreciation)	58,492	38,211	123,749	76,386
Adjusted EBITDA	$379,637	$258,825	$763,955	$514,604

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Operating margin	6.3%	10.1%	6.2%	9.8%
Non-GAAP operating margin	13.5%	13.7%	13.4%	13.5%
Adjusted EBITDA margin	15.9%	16.0%	16.0%	15.8%

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Net income	$66,834	$78,850	$118,936	$166,720
Acquisition-related and integration expenses	30,906	7,433	61,079	12,976
Step-up depreciation	2,482	—	4,983	—
Acquisition-related expenses included in interest expense and finance charges, net (1)	—	11,840	—	11,840
Acquisition-related expenses included in other expense (income), net (1)	—	12,429	—	12,429
Imputed interest related to sellers’ note included in interest expense and finance charges, net	4,179	—	8,357	—
Change in acquisition contingent consideration included in other expense (income), net	(6,689)	—	(21,586)	—
Foreign currency losses (gains), net (4)	(14,409)	(3,954)	(7,799)	(1,452)
Amortization of intangibles	115,969	39,426	232,271	78,686
Share-based compensation	21,618	11,189	43,264	27,943
Income taxes related to the above (2)	(37,791)	(19,591)	(78,695)	(35,606)
Non-GAAP net income	$183,099	$137,622	$360,810	$273,536

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Net income	$66,834	$78,850	$118,936	$166,720
Less: net income allocated to participating securities	(2,571)	(1,357)	(4,568)	(2,900)
Net income attributable to common stockholders	64,263	77,493	114,368	163,820
Acquisition-related and integration expenses allocated to common stockholders	29,717	7,305	58,733	12,750
Step-up depreciation allocated to common stockholders	2,387	—	4,792	—
Acquisition-related expenses included in interest expense and finance charges, net allocated to common stockholders (1)	—	11,636	—	11,634
Acquisition-related expenses included in other expense (income), net allocated to common stockholders (1)	—	12,215	—	12,213
Imputed interest related to sellers' note included in interest expense and finance charges, net allocated to common stockholders	4,018	—	8,036	—
Change in acquisition contingent consideration included in other expense (income), net allocated to common stockholders	(6,432)	—	(20,757)	—
Foreign currency losses (gains), net allocated to common stockholders (4)	(13,855)	(3,886)	(7,499)	(1,427)
Amortization of intangibles allocated to common stockholders	111,508	38,747	223,350	77,317
Share-based compensation allocated to common stockholders	20,786	10,996	41,602	27,457
Income taxes related to the above allocated to common stockholders (2)	(36,337)	(19,254)	(75,673)	(34,987)
Non-GAAP net income attributable to common stockholders	$176,055	$135,252	$346,952	$268,777

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Diluted earnings per common share (“EPS”) (3)	$0.98	$1.51	$1.74	$3.18
Acquisition-related and integration expenses	0.45	0.14	0.90	0.25
Acquisition-related expenses included in interest expense and finance charges, net (1)	0.04	—	0.07	—
Acquisition-related expenses included in other expense (income), net (1)	—	0.23	—	0.23
Step-up depreciation	—	0.24	—	0.24
Imputed interest related to sellers' note included in interest expense and finance charges, net	0.06	—	0.12	—
Change in acquisition contingent consideration included in other expense (income), net	(0.10)	—	(0.32)	—
Foreign currency losses (gains), net (4)	(0.21)	(0.08)	(0.11)	(0.03)
Amortization of intangibles	1.71	0.75	3.41	1.50
Share-based compensation	0.32	0.21	0.63	0.53
Income taxes related to the above (2)	(0.56)	(0.37)	(1.15)	(0.68)
Non-GAAP diluted EPS	$2.69	$2.63	$5.29	$5.22

Weighted-average number of common shares - diluted	65,332	51,392	65,570	51,457

	Three Months Ended		Six Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Net cash provided by operating activities	$238,339	$133,435	$191,469	$237,328
Purchases of property and equipment	(60,086)	(32,184)	(116,145)	(71,781)
Free cash flow	178,253	101,251	75,324	165,547
Change in outstanding factoring balances	23,634	—	45,258	—
Adjusted free cash flow	$201,887	$101,251	$120,582	$165,547

	Forecast
	Three Months Ending August 31, 2024		Fiscal Year Ending November 30, 2024
	Low	High	Low	High
Revenue	$2,350,000	$2,400,000	$9,580,000	$9,675,000
Pro forma revenue growth (5)	(0.6)%	1.4%	1.0%	2.0%
Foreign exchange impact	2.1%	2.1%	1.5%	1.5%
Pro forma constant currency revenue growth	1.5%	3.5%	2.5%	3.5%

	Forecast
	Three Months Ending August 31, 2024		Fiscal Year Ending November 30, 2024
	Low	High	Low	High
Operating income	$171,600	$181,400	$695,500	$724,000
Amortization of intangibles	113,000	116,000	455,000	461,000
Share-based compensation	23,000	25,000	95,000	100,000
Acquisition-related and integration expenses	20,000	25,000	95,000	105,000
Step-up depreciation	2,400	2,600	9,500	10,000
Non-GAAP operating income	$330,000	$350,000	$1,350,000	$1,400,000

(1) Included in these amounts are a) bridge financing fees expensed and b) expenses associated with non-designated call option contracts put in place to hedge foreign exchange movements in connection with the Webhelp combination that are included within interest expense and finance charges, net and other expense (income), net, respectively, in the consolidated statement of operations.

(2) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(3) Diluted EPS is calculated using the two-class method. The two-class method is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards, and effective in the fourth quarter of fiscal year 2023, restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 3.8% and 1.7% of net income, respectively, for the three months ended May 31, 2024 and 2023 and 3.8% and 1.7% of net income, respectively, for the six months ended May 31, 2024 and 2023, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(4) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting. The reported amounts for non-GAAP net income and non-GAAP EPS for the three- and six- months ended May 31, 2024 include adjustments to exclude these foreign currency losses (gains), net, which were not adjusted in similar non-GAAP measures previously reported for the corresponding period in fiscal year 2023. In order to enhance comparability, similar adjustments were made for non-GAAP net income and non-GAAP EPS for the three- and six-months ended May 31, 2023.

(5) The supplemental pro forma revenue presented below is for illustrative purposes only, does not include the pro forma adjustments that would be required under Regulation S-X for pro forma financial information, is not necessarily indicative of the financial position or results of operations that would have been realized if the combination with Webhelp had been completed on December 1, 2022, does not reflect synergies that might have been achieved, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The supplemental pro forma financial information reflects pro forma adjustments to present the combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022. The supplemental pro forma financial information for the quarter ended August 31, 2023 and the fiscal year ended November 30, 2023 is as follows:

	Three Months Ended	Fiscal Year Ended
	August 31, 2023	November 30, 2023
Revenue	$2,367,086	$9,485,600